United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert M. Sawyer as Director

On October 21, 2022, Robert M. Sawyer notified the Chairperson of the Board of Directors (the “Board”) of Limoneira Company (the “Company”) of his decision to resign, effective November 1, 2022, from his position as a member of the Board, creating a vacancy on the Board. Mr. Sawyer was a Class III director of the Company. Mr. Sawyer’s resignation did not result from any disagreements with the Company, management, the Board, or any committee of the Board.

Appointment of Barbara Carbone as Director

On October 26, 2022, the Board appointed Barbara Carbone to serve as a Class II director, effective November 1, 2022, filling the vacancy caused by Mr. Sawyer’s resignation. Ms. Carbone will also serve as a member of the Board’s Audit and Finance Committee and Risk Management Committee. Ms. Carbone will serve as a director until the Annual Meeting of Stockholders to be held in 2025.

Ms. Carbone currently serves on the KPMG Retired Partners Council. From 1981 through September 2019, she served in several accounting and auditing-related roles at KPMG LLP, a multinational accounting and advisory firm. Prior to her retirement she served on the KPMG Partnership Audit Committee for six years including three years as the chairperson. Ms. Carbone serves as a member of the board of directors and chairperson of the audit committee of TrueCar, Inc. She serves as a member of the board of directors, a member of the audit committee and chair of the compensation committee of DZS Inc. Ms. Carbone is also a member of the board of directors of Side by Side, a community-based, non-profit organization serving at-risk youth and their families, and the Exploratorium, a museum of science, technology and arts in San Francisco. From September 1998 through December 2019, she served as a member of the board of directors, and chair of the audit committee, of the Women’s Business Enterprise National Council, the largest certifier of women-owned businesses in the United States and a leading advocate for women business owners and entrepreneurs. Ms. Carbone has a B.S. in Business Administration (Accountancy) from California State University at Sacramento. Ms. Carbone’s broad range of experience, particularly with respect to finance, accounting and auditing, will provide the Board with fresh perspective and expertise.

There are no arrangements or understandings between Ms. Carbone and any other person pursuant to which she is elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Ms. Carbone and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)). As a non-management director, Ms. Carbone will receive the same consideration paid by the Company to other non-management directors, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 15, 2022.

A copy of the Company’s press release regarding the resignation of Mr. Sawyer from and the appointment of Ms. Carbone to the Board is attached hereto as Exhibit 99.1.

Retention Bonus Agreements

On October 26, 2022, the Company entered into a (a) Retention Bonus Agreement with Harold Edwards, Chief Executive Officer of the Company, and (b) Retention Bonus Agreement with Mark Palamountain, Chief Financial Officer of the Company (collectively, the “Retention Bonus Agreements”). Pursuant to the Retention Bonus Agreements, Messrs. Edwards and Palamountain will be eligible to receive cash and restricted shares (“Restricted Shares”) awards totaling five percent (5%) and three percent (3%), respectively, of gains on asset sales or development earnings (the “Strategic Bonuses”) received from the sale of certain land or water assets of the Company or real estate development after the date of the Retention Bonus Agreement through December 31, 2027. The Retention Bonus Agreements are intended to align executive compensation with the Company’s strategic plan and roadmap to sell certain land and water assets over the next five years.

The Strategic Bonuses payable to Messrs. Edwards and Palamountain are capped at $3.0 million and $2.1 million annually, and $7.5 million and $4.5 million in total, respectively. The Strategic Bonuses will be paid (i) fifty percent (50%) in cash, and (ii) fifty percent (50%) in Restricted Shares, pursuant to the terms and conditions of the Company’s 2022 Omnibus Incentive Plan and subject to the executive executing a Restricted Share Award Agreement. The Restricted Shares will be one hundred percent (100%) vested on the one-year anniversary of the payment date. The cash will be paid in one installment at the end of the quarter in which the closing of the special project occurred. The Strategic Bonuses are subject to (a) the approval, in its sole discretion, of the Compensation Committee of the Board, and (b) the continued employment of Messrs. Edwards and Palamountain through the Retention Date specified in the Retention Bonus Agreements. The Strategic Bonus amounts are further subject to the Company’s Recoupment of Incentive Compensation Policy.

The foregoing descriptions of the Retention Bonus Agreements are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Retention Bonus Agreement, dated October 26, 2022, between Limoneira Company and Harold Edwards
10.2	Retention Bonus Agreement, dated October 26, 2022, between Limoneira Company and Mark Palamountain
99.1	Limoneira Company Press Release dated October 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2022		LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer